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                                  [LETTERHEAD]



                                        December 20, 1996


Lifecore Biomedical, Inc.                                            Exhibit 5.1
3515 Lyman Boulevard                                                 -----------
Chaska, Minnesota  55318

Re: Opinion of counsel as to legality of 29,108 shares of Common Stock to be registered under the Securities Act of 1933
     ------------------------------------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-3 of 29,108 shares of Common Stock, $.01 par value, of Lifecore Biomedical, Inc. (the Company ) to be offered by the Selling Shareholder as defined in the Form S-3.

     As counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that:

1. The Company is a validly existing corporation in good standing under the laws of the State of Minnesota.

2. The 29,108 shares of Common Stock to be offered by the Selling Shareholder are validly issued, fully paid and non-assessable.

     The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

Very truly yours,

 /s/ Lindquist & Vennum P.L.L.P.

LINDQUIST & VENNUM P.L.L.P.


MRR